REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS




To the Board of Directors
  of Audiovox Corporation
Hauppauge,  New York


     We have audited the accompanying combined balance sheets of the AUDIO BUSINESS GROUP OF RECOTON CORPORATION ("The Group") as at December 31, 2001 and 2002 and the related combined statements of operations and cash flows for each of the three years in the period ended December 31, 2002. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group as at December 31, 2001 and 2002 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.


                                      /s/ Cornick, Garber & Sandler, LLP
                                            Cornick, Garber & Sandler, LLP
                                           CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
August 22, 2003


                                  Exhibit 99.1

                   Audio Business Group of Recoton Corporation

                             Combined Balance Sheet
                             (Dollars in thousands)



                                                                                    December 31,        June 30,
                                                                                 2001         2002        2003
                                                                                ------       ------      -----
                                                                                                       (unaudited)
                                   ASSETS
Current assets:
       Cash and cash equivalents                                                $  1,915      2,758  $   2,223
       Accounts receivable (less allowance for doubtful accounts of
        $1,682 in 2001, $1,406 in 2002 and $5,436 in 2003)                        66,626     31,042     12,322
       Inventories                                                                50,801     25,365     21,858
       Prepaid expenses and other current assets                                   2,710      3,221      3,365
                                                                                --------    --------  --------
          Total current assets                                                   122,052     62,386     39,768

       Property and equipment, net                                                 2,465      3,100      2,830
       Trademarks and patents, net                                                 3,499      3,466      3,466
       Goodwill, net                                                              16,247       --         --
       Other                                                                       1,237        717        731
                                                                                --------    --------  --------
                                                                                $145,500   $ 69,669   $ 46,795
                                                                                ========   ========   ========
          Total assets

                                    LIABILITIES

   Current liabilities:
       Bank loans payable                                                                  $  7,865  $   3,776
       Accounts payable                                                         $ 22,769     18,250     18,558
       Accrued expenses                                                            3,666      3,491      2,223
                                                                                --------    --------  --------
          Total current liabilities                                               26,435     29,606     24,557

       Due to Recoton Corporation and its other subsidiaries - net                55,868      1,011       --
       Other liabilities                                                             119        231        244
                                                                                --------    --------  --------

              Total liabilities                                                   82,422     30,848     24,801
                                                                                --------    --------  --------

   Commitments and contingencies

                                   GROUP EQUITY
       Group equity                                                               63,078     38,821     41,078
       Less receivables from Recoton Corporation and its other subsidiaries         --         --      (19,084)
                                                                                --------    --------  --------

          Net group equity                                                        63,078     38,821     21,994
                                                                                --------    --------  --------

          Total liabilities and group equity                                    $145,500   $ 69,669   $ 46,795
                                                                                ========   ========   ========



               See accompanying notes to the combined financial.


                                  Exhibit 99.1

                   Audio Business Group of Recoton Corporation

                        Combined Statements of Operations
                             (Dollars in thousands)




                                                                                       Years Ended             Six Months Ended
                                                                                      December 31,                 June 30,
                                                                             ------------------------------- ---------------------
                                                                                2000       2001      2002        2002      2003
                                                                               ------     ------    ------      ------    -----
                                                                                                                  (Unaudited)

Net sales                                                                      $210,341  $207,944   $211,399    $112,800  $ 35,551
Cost of sales                                                                   147,372   142,912    161,064      80,044    35,047
                                                                              ------------------------------- --------------------

       Gross profit                                                              62,969    65,032     50,335      32,756      504

Selling, general and administrative expenses                                     41,712    44,046     46,668      22,086    19,326
                                                                             -------------------------------- --------------------
Operating income (loss)                                                          21,257    20,986      3,667      10,670   (18,822)
                                                                              ------------------------------- --------------------

Other (income) expenses:
    Interest expense                                                              2,764     2,854      2,645       1,340       628
    Investment income                                                              (210)     (693)      (519)         (9)        -
                                                                              ------------------------------- --------------------
       Net other expenses                                                         2,554     2,161      2,126       1,331       628
                                                                              ------------------------------- --------------------


Income (loss) from continuing operations before income taxes and cumulative
    effect of change in accounting principle                                     18,703    18,825      1,541       9,339   (19,450)

Income tax provision (benefit)                                                    7,434     7,455        787       3,582    (1,750)
                                                                              ------------------------------- --------------------

Income (loss) from continuing operations before cumulative effect of change in
    accounting principle                                                         11,269    11,370        754       5,757   (17,700)

(Loss) from discontinued operations, net of taxes                                  (15)      (396)    (1,134)       (304)        -
Cumulative effect of change in accounting principle                                  -          -    (16,247)    (16,247)        -
                                                                              ------------------------------- --------------------

Net income (loss)                                                              $ 11,254  $ 10,974   $(16,627)   $(10,794) $(17,700)
                                                                              =====================================================








               See accompanying notes to the combined statements.

                                  Exhibit 99.1

                   Audio Business Group of Recoton Corporation

                        Combined Statement of Cash Flows
                             (Dollars in thousands)


                                                                                        Years Ended              Six Months Ended
                                                                                        December 31,                 June 30,
                                                                               ------------------------------ ----------------------
                                                                                  2000      2001      2002        2002       2003
                                                                                 ------    ------    ------      ------     -----
                                                                                                                   (Unaudited)

Cash flows from operating activities:
     Net income (loss)                                                           $ 11,254 $ 10,974  $(16,627)    $(10,794) $(17,700)
                                                                                 ---------------------------------------------------
     Adjustments to reconcile net income (loss) to net cash provided by
       (used in) operating activities:
       Loss on impairment of goodwill                                                   -        -    16,247       16,247         -
       Depreciation                                                                 1,785    1,266     1,571          553       787
       Amortization on intangibles                                                    827      823         -            -         -
       Provision for losses on accounts receivable                                     17      650       659          185     4,338
       Deferred income taxes                                                          (37)     (37)        -            -         -
       Loss on sale of discontinued operation                                           -        -       474            -         -
     Change in asset and liability accounts:
         Accounts receivable                                                       (1,384)  (9,167)   37,722       (4,271)   15,841
         Inventories                                                              (13,666)   3,037    26,479        1,390     4,787
         Prepaid expenses and other current assets                                   (421)   2,265      (357)      (3,558)      (80)
         Other assets                                                                 422     (637)      753           25        24
         Accounts payable, accrued expenses and other liabilities                  (5,201)   7,229    (4,983)       8,523    (1,737)
         Net advances from (repayments to) Recoton Corporation and
            its other subsidiaries for operating activities                         4,619  (15,435)  (67,305)      (6,009)   (2,101)
                                                                                 ---------------------------------------------------
           Total adjustments                                                      (13,039) (10,006)   11,260       13,085    21,859
                                                                                 ---------------------------------------------------
           Net cash provided by (used for) operating activities                    (1,785)     968    (5,367)       2,291     4,159
                                                                                 ---------------------------------------------------

Cash flows from investing activities:
     Expenditures for property and equipment                                         (415)  (1,352)   (2,043)        (884)     (262)
     Proceeds from sale of discontinued operation                                       -        -       795            -         -
                                                                                 ---------------------------------------------------
           Net cash flows provided by (used in) investing activities                 (415)  (1,352)   (1,248)        (884)     (262)
                                                                                 ---------------------------------------------------

Cash flows from financing activities:
     Net borrowings (repayments) under revolving credit agreements                      -        -     7,073            -    (4,648)
                                                                                 ---------------------------------------------------
           Net cash flows provided by (used in) financing activities                    -        -     7,073            -    (4,648)
                                                                                 ---------------------------------------------------

Effect of exchange rate changes on cash and cash equivalents                         (423)    (205)      385          354       216
                                                                                 ---------------------------------------------------

Net increase (decrease) in cash and cash equivalents                               (2,623)    (589)      843        1,761      (535)
Cash and cash equivalents, beginning of period                                      5,127    2,504     1,915        1,915     2,758
                                                                                 ---------------------------------------------------

Cash and cash equivalents, end of period                                         $  2,504 $  1,915  $  2,758     $  3,676  $  2,223
                                                                                 ===================================================

Supplemental disclosures:
     Interest paid                                                               $    333 $  1,147  $  1,305     $    347  $    687
                                                                                 ===================================================
     Income taxes paid (refunded)                                                $  2,139 $  2,181  $    612     $   (394) $    468
                                                                                 ===================================================

               See accompanying notes to the combined statements.

                                  Exhibit 99.1

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS

         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)


Note A -Summary of Significant Accounting Policies

     Basis of Presentation - Description of Business

     On July 8, 2003, a wholly-owned subsidiary of Audiovox Corporation acquired the outstanding capital stock of the Italian, German and Japanese subsidiaries of Recoton Corporation ("Recoton") together with certain assets and business of certain of Recoton's subsidiaries, as follows:

                  Recoton Audio Corporation
                  Recoton Home Audio, Inc.
                  Recoton Mobile Electronics, Inc.

     Since April 2003, Recoton was operating under Chapter XI of the Federal Bankruptcy Act. The attached financial statements combine the accounts of the above entities, which are collectively referred to as the Audio Business Group (the "Group"). For purposes of these financial statements, all expenses applicable to the operations and management of the Group, including allocated costs and expenses from Recoton's Shared Services Group, have been included. However, certain executive level costs of Recoton, which are duplicative of costs incurred at the subsidiary level and certain interest costs on debt not directly incurred by the Audio Business Group have not been allocated to it, as these costs either would not have existed if the Group operated on a stand-alone basis or the allocable portion of such costs is not reasonably determinable. The attached financial statements do, however, report a provision for U.S. and foreign income taxes on the stand-alone profits of the Group, while on a consolidated basis Recoton recorded no U.S. income tax expense as a result of consolidated losses for these periods. The individual accounts of the Group's "NHT" Division which was sold to a third party in 2002 have been reflected as a discontinued business operation.

     The Group is a developer and marketer of consumer home and mobile, audio and video products generally for aftermarket use. The Group's products are sold primarily to retailers located in the United States and Europe. In addition to its domestic facilities, the Group maintains office and warehouse facilities in Asia and Western Europe.

     Principles of Combination

     The combined financial statements include the accounts of the companies comprising the Group as described above. All significant intercompany accounts and transactions between members of the Group have been eliminated.

     Unaudited Interim Financial Statements

     The unaudited interim financial information reflects all normal recurring adjustments which, in the opinion of management, are deemed necessary for a fair presentation of the results for the interim periods. As a result of the bankruptcy filing of Recoton, results for the interim period ended June 30, 2003 are not considered indicative of the results to be expected for the year.


                                  Exhibit 99.1
                                   (Continued)

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)



     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, operating results and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include inventory provision, sales returns, allowance for doubtful accounts, market development accruals and lives of long-lived assets. Actual results could differ from those estimates.

     Cash

     The Group's cash accounts in foreign banks, which comprise a substantial portion of the cash and cash equivalents on the balance sheets, are not insured by the FDIC.

     Inventories

     The Group's merchandise inventory is carried at the lower of cost or market on a first-in, first-out basis. The Group writes down inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual conditions are less favorable than those projected by management, additional inventory write-downs may be required. Inventory write-downs for the year ended December 31, 2002 and the six months ended June 30, 2003 were affected by the decline in Recoton's business in the latter part of 2002 and its ultimate bankruptcy filing in 2003, which affected the sales value of inventory, including the resale value of returned merchandise. Such write-downs aggregated approximately $9,500 for the year ended December 31, 2002 and $5,600 for the six months ended June 30, 2003.

     Allowance for Doubtful Accounts

     The Group maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the financial condition of the Group's customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

     Market Development Accruals

     The Group estimates expenses for customer programs and incentive offerings, including: special pricing agreements, price protection, promotions and other volume-based incentives. If market conditions were to decline, the Group takes actions to increase customer incentive offerings possibly resulting in an incremental expense at the time the incentive is offered.



                                  Exhibit 99.1
                                   (Continued)

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)



     Depreciation of Property and Equipment

     Depreciation is computed over the estimated useful lives of the assets on the straight-line method. Interest cost associated with financing of construction is capitalized.

     Computer Software Costs

     In accordance with the Statement of Position ("SOP") 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," the Group capitalizes costs of software developed for internal use. In 2002, the Group capitalized approximately $1,287 associated with the implementation of its new ERP system.

     Goodwill and Trademarks

     Effective January 1, 2002, Recoton adopted Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." The guidance in SFAS No. 141 supersedes APB Opinion No. 16, "Business Combinations." Upon adoption of SFAS No. 142, goodwill amortization ceased. Goodwill is now subject to fair-value based impairment tests performed, at a minimum, on an annual basis. In addition, a transitional goodwill impairment test was required as of the January 1, 2002 adoption date. These impairment tests are conducted on each business of the Group where goodwill is recorded and may require two steps. The initial step is designed to identify potential goodwill impairment by comparing an estimate of fair value for each applicable business to its respective carrying value. For those businesses where the carrying value exceeds fair value, a second step is performed to measure the amount of goodwill impairment in existence, if any.

     During the second quarter of 2002, Recoton completed the first step of the two-step transitional goodwill impairment test required by SFAS No. 142 and reported that it considered its goodwill to be impaired as of January 1, 2002. Based on the foregoing, the $16.2 million recorded value of the Group's goodwill was considered to be fully impaired as at January 1, 2002 and the impairment loss was recognized as a cumulative effect of change in accounting principle at that date.

     Trademarks were being amortized over a term of 40 years. However, as a result of the application of SFAS 142 they were considered to have an indefinite life and their amortization was discontinued as of January 1, 2002.

     The following income statement information is presented as if the Group stopped amortizing goodwill and trademarks as of January 1, 2000.


                                                       Year Ended
                                                      December 31,
                                                     2000        2001

  Net income                                         $11,254   $10,974
  Goodwill and trademarks amortization, net of tax       744       769
                                                     -------   -------
  Pro forma net income                               $11,998   $11,743
                                                     =======   =======


                                  Exhibit 99.1
                                   (Continued)

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)



     Deferred Tax Valuation Allowance

     As a result of the consolidated operations of Recoton and its subsidiaries, the Group has recorded a valuation allowance for all of its deferred tax assets since January 1, 2000 as these assets will not be realized through future tax benefits.

     Translation of Foreign Financial Statements

     The assets and liabilities of the foreign companies in the Group are translated into United States dollars at rates of exchange as of the balance sheet dates. Operating accounts are translated at average rates of exchange during the year. Gains and losses on translation are included as a component of the Group's equity on the combined balance sheets. Such translation gains (losses) aggregated approximately ($1.9) million and $.7 million at December 31, 2001 and 2002 and ($.9) million at June 30, 2003.

     Fair Value of Financial Instruments

     As a result of the subsequent bankruptcy filing of Recoton in 2003, it is not practicable to determine whether the carrying value at December 31, 2001 and 2002 and June 30, 2003 of the Group's financial instruments approximate their fair values.

     Sales Recognition

     Revenue is recognized when products are shipped. The Group offers its customers rights of return and stock rotation rights. Due to these rights, the Group continuously monitors and tracks product returns and records a provision for the estimated future amount of such future returns, based on historical experience and any notification it receives of pending returns. Historically, such returns have been within the Group's expectations and the provisions established. However, in 2003 a significant decrease in product sales was experienced by the Group due to Recoton's bankruptcy filing and the loss of certain major customers and the resulting returns credits (approximately $8.5 million) which have been provided for at December 31, 2002 had a material adverse impact on its operating results for the period.

     Shipping and Handling Costs

     Shipping and handling costs include all direct costs to deliver inventory to customers. Such amounts, which are included in selling, general and administrative expenses in the statements of operations, aggregated approximately $6,345, $6,484 and $6,963 for the years ended December 31, 2000, 2001 and 2002, respectively, and $3,750 and $1,304 for the respective six month periods ended June 30, 2002 and 2003.

     Advertising Costs

     Advertising expenses are charged to operations at the time the advertising first takes place. Advertising expense charged to operations aggregated approximately $2,144, $1,789 and $1,863 for the years ended December 31, 2000, 2001 and 2002, respectively, and $834 and $181 for the respective six month periods ended June 30, 2002 and 2003.

                                  Exhibit 99.1
                                   (Continued)

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)




     Research and Development

     Research and development costs for new products aggregated approximately $1,390, $1,506 and $1,423 for the years ended December 31, 2000, 2001 and
     2002, respectively, and $753 for the six months ended June 30, 2002.

     Comprehensive Income (Loss) and Group Equity Transactions with Recoton

     Comprehensive income or loss, representing the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources, includes all changes in equity except those resulting from investments by owners and distributions to owners. The Group's comprehensive income (loss) has been comprised of net income (loss) and foreign currency translation adjustments as follows:


                                                                               Six Months Ended
                                            Years Ended December 31,                June 30,
                                             ------------------------               ---------
                                           2000        2001        2002        2002        2003
                                         --------    --------    --------    --------    --------

  Net income (loss)                      $ 11,254    $ 10,974    $(16,627)   $(10,794)   $(17,700)
  Net change in cumulative foreign
      currency translation adjustments       (116)       (900)      2,601       1,253      (1,561)
                                         --------    --------    --------    --------    --------

  Total comprehensive income (loss)      $ 11,138    $ 10,074    $(14,026) $   (9,541)   $(19,261)
                                         ========    ========    ========    ========    ========

     The following reconciles the changes in Group equity in the attached combined financial statements:


                                                                          Six Months
                                          Years Ended December 31,       Ended June 30,
                                       -------------------------------   --------------
                                        2000        2001        2002       2003
                                      --------    --------    --------    --------

  Balance - beginning of period       $ 33,467    $ 50,294    $ 63,078    $ 38,821
  Net change in cumulative foreign
      currency translation
      adjustment                          (116)       (900)      2,601      (1,561)
  Net income (loss)                     11,254      10,974     (16,627)    (17,700)
  Less dividends to Recoton               --          --       (16,169)       --
  Add contributions of
      intercompany loans to capital      5,689       2,710       5,938      21,518
                                      --------    --------    --------    --------
  Balance - end of period             $ 50,294    $ 63,078    $ 38,821    $ 41,078
                                      ========    ========    ========    ========

     In addition, as a result of the then pending bankruptcy proceedings of Recoton, the net receivable from Recoton and its other subsidiaries at June 30, 2003 has been reflected as a reduction of Group equity on the combined balance sheet at that date.

                                  Exhibit 99.1
                                   (Continued)

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)


     Foreign Exchange Contracts

     Gains and losses on foreign exchange forward contracts that are designated as hedges are included in other liabilities or other receivables, respectively. Periodically, the Group has entered into various types of foreign currency agreements, but does not have any significant holding in, nor issue, financial instruments for trading and speculative purposes. The Group uses foreign exchange forward contracts to hedge risk of changes in foreign currency exchange rates associated with firm commitments of less than one year that are denominated in foreign currency.

     The forward exchange contracts have little credit risk as the counter-parties in each case are principally large banks with high credit ratings. Such fair values are determined by the Group based upon available market information and appropriate valuation methodologies and accordingly may not be indicative on the amounts the Group would realize in a current market exchange.

     Derivative Instruments and Hedging Activities

     During the first quarter of 2001, the Group adopted SFAS No. 133 and 138, "Accounting for Derivative Instruments and Hedging Activities." Implementation of SFAS 133 and SFAS 138 did not have a material impact on the Group's consolidated financial statements.

     Impairment or Disposal of Long-Lived Assets

     On January 1, 2002, the Group adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long- Lived Assets." SFAS 144 applies to all long-lived assets, including discontinued operations and develops one accounting model for long-lived assets to be disposed of by sale. SFAS 144 supersedes SFAS 121 and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations, Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"), for the disposal of a segment of a business.

     In December 2002, the net assets and business of the Group's "NHT" division were sold for approximately $795, resulting in a loss of approximately $472. That loss together with the following net results of "NHT's" operations are reflected as discontinued operations in the attached statements of operations as follows:


                                                                             Six Months
                                               Years Ended December 31,      Ended June 30,
                                          --------------------------------  --------------
                                            2000        2001        2002        2002
                                          --------    --------    --------    ---------
  Sales                                   $ 10,370    $  8,751    $  7,054    $  4,164
                                          ========    ========    ========    ========
  Gross profit                            $  3,788    $  3,467    $  2,813    $  1,688
                                          ========    ========    ========    ========

  Net (loss)                              $    (15)   $   (396)   $   (661)   $   (304)
  Loss on sale                                --          --          (472)       --
                                          --------    --------    --------    ---------

  Net loss from discontinued operations   $    (15)   $   (396)   $ (1,133)   $   (304)
                                          ========    ========    ========    ========

     The net assets of the "NHT" division at December 31, 2001 were immaterial.

                                  Exhibit 99.1
                                   (Continued)

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)



     Vendor Incentives

     In November 2001, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 01-09, "Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor's Products" ("EITF 01-09"), which is a codification of EITF 00-14, 00-22 and 01-09. This issue presumes that consideration from a vendor to a customer or reseller of the vendor's products to be a reduction of the selling prices of the vendor's products, unless the consideration relates to a separate identifiable benefit and the benefit's fair value can be established. Effective January 1, 2002, the Group adopted the provisions of EITF 01-09. The adoption of this pronouncement did not have a material impact to its financial position or results of operations.

     The majority of vendor consideration granted by the Group relates to sales incentives such as promotions, trade ads, volume-based incentives and co-op advertising agreements with the Group's retail customers. Based on the requirements of EITF 01-09, the Group has included all sales incentives as a reduction of sales and co-op advertising costs as a component of selling, general and administrative expenses for all periods presented. Total vendor sales incentives now characterized as reductions of revenue that previously would have been classified as selling, general and administrative costs were approximately $13,206, $8,561 and $12,075 for the years ended December 31, 2000, 2001 and 2002, respectively, and $3,338 and $3,591 for the respective six month periods ended June 30, 2002 and 2003.


Note B -Inventories

     Inventories are summarized as follows:


                                          As of             As of
                                        December 31,      June 30,
                                       2001      2002      2003
                                      -------   -------   -------

  Raw materials and work-in-process   $ 4,270   $ 2,667   $ 1,516
  Finished goods                       34,006    20,027    18,685
  Merchandise in transit               12,525     2,671     1,657
                                      -------   -------   -------
        Totals                        $50,801   $25,365   $21,858
                                      =======   =======   =======




                                  Exhibit 99.1
                                   (Continued)

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)



Note C -Property and Equipment:

     Property and equipment are summarized as follows:


                                                                        Estimated
                                           As of              As of     Useful Life
                                         December 31,        June 30,   (Years)
                                        2001      2002       2003
                                      -------    -------    -------    ------------
Buildings, leaseholds and
     improvements                     $   551    $   400    $   655    10 - 40
  Machinery and equipment               2,806      2,357      2,434    3 - 10
  Furniture, fixtures and office
     equipment                          2,032      2,953      3,221    5 - 10
  Tools and dies                        2,879      3,350      3,482    2 - 10
                                      -------    -------    -------
  Totals                                8,268      9,060      9,792
  Less accumulated depreciation and
     amortization                      (5,803)    (5,960)    (6,962)
                                      -------    -------    -------
  Balance                             $ 2,465    $ 3,100    $ 2,830
                                      =======    =======    =======


     The Group recorded $1,785, $1,266 and $1,571 of depreciation expense in the years ended December 31, 2000, 2001 and 2002, respectively, and $553 and $787 for the respective six month periods ended June 30, 2002 and 2003.


Note D - Bank Loan Payable

     In October 2000,  the Group's  German  companies  entered into a 50 million
     Deutsche Mark annually renewable revolving credit facility (up to approximately $25.5 million with interest at 2.5% over European LIBOR (or a total of 5.55% at December 31, 2002). At December 31, 2002, the factoring facility supported a $16 million letter of credit issued in favor of a financial institution as security for Recoton's borrowings in the United States. Outstanding borrowings under this facility were $7.8 million as of December 31, 2002 and $3.7 million as of June 30, 2003.

     Substantially all of the assets of the Group have been pledged under the terms of either the above loan or loans of Recoton.



                                  Exhibit 99.1
                                   (Continued)

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)



Note E -Income Taxes

     Income taxes applicable to income (loss) from continuing operations computed on the Group's stand-alone operations before cumulative effect of change in accounting principle, are comprised of the following:

                                                                                  Six Months Ended
                                       Years Ended December 31,                      June 30,
                                       ------------------------                  ------------------
                                        2000          2001        2002            2002        2003
                                        ----          ----        ----            ----        ----
Currently payable (refundable)
   Federal                           $ 4,937       $ 4,639       $(1,192)       $ 2,452
   State and local                       804           755          (194)           399
   Foreign                             1,730         2,098         2,173            729     $ (1,750)
                                    ---------     ---------     --------        ---------   --------
   Totals                              7,471         7,492           787          3,580       (1,750)
Deferred                                 (37)          (37)           -              -             -
                                    ---------     ---------     --------        ---------   --------
   Net provision                     $ 7,434       $ 7,455      $    787         $ 3,580    $ (1,750)
                                    =========     =========     ========        =========   =========

     The following table reconciles statutory U.S. federal income taxes on the Group's income (loss) from continuing operations before income taxes and cumulative effect of change in accounting to the Group's actual income tax provision.

                                            Years Ended December 31,                 Six Months Ended June 30,
                                           --------------------------               --------------------------
                                      2000            2001            2002            2002              2003
                                     ------          ------          ------          ------            -----
                                 Rate   Amount   Rate   Amount    Rate   Amount   Rate   Amount    Rate    Amount
Statutory U.S. Federal income
  tax provision (benefit)         34.0%   $6,359  34.0%   $6,400   34.0%    $524   34.0%   $3,176 (34.0)%  $(6,613)
Effect of:
  State and local tax provision
     (benefit) (net of federal
     effect)                       2.8       530   2.6       498   (8.3)    (128)   2.8       263     -          -
Valuation allowances on the
  tax benefits of domestic
  losses                              -        -     -         -      -        -      -         -  26.0      5,054
Difference between U.S. and
  foreign income tax rates on
  foreign earnings (losses)        1.9       364   2.0       376   25.5      392    1.3       122  (1.0)      (191)
  Other items (net)                1.0       181   1.0       181   (0.2)      (1)   0.2        19     -          -
                                ------------------------------------------------------------------------------------
Actual income tax provision
  (credits)                       39.7%   $7,434  39.6%   $7,455   51.0%    $787   38.3%   $3,580  (9.0)%  $(1,750)
                                 ==================================================================================

     There was no income tax benefit attributable to the write-off of goodwill as of January 1, 2002.

     The principal temporary differences from which deferred tax assets and liabilities arise are primarily the allowance for estimated doubtful accounts and estimated sales returns, estimated warranty reserves, tax basis adjustments to inventory and the difference in basis and amortization periods of trademarks and package design costs. As at December 31, 2001 and 2002 and June 30, 2003, valuation allowances have been recorded equal to

                                  Exhibit 99.1
                                   (Continued)

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)



     the net deferred tax assets. Historically, the domestic companies in the Group filed consolidated tax returns with Recoton, which returns have reflected losses for several years. Therefore, it had been determined that it is more likely than not that these deferred tax assets will not be realized.

Note F -Commitments and Contingencies

     Leases

     Aggregate minimum rental payments under the Group's long-term leases of premises at December 31, 2002, which expire at various dates through 2008 are as follows:

          Year ending December 31:


          2003                                                    $  850
          2004                                                       836
          2005                                                       836
          2006                                                       828
          2007                                                       819
          2008                                                       205
                                                                 -------
          Total                                                   $4,374
                                                                  ======


     Rent expense was $1,658, $1,594 and $1,408 for the years ended December 31, 2000, 2001 and 2002, respectively, and $659 and $765 for the respective six month periods ended June 30, 2002 and 2003.

     Legal Proceedings

     At June 30, 2003, various suits and claims arising in the ordinary course of business are pending against the Group. Dispositions of these matters are not expected to materially affect the Group's consolidated financial position, cash flows or results of operations, either as a result of Recoton's bankruptcy filing or their settlement or adjudication.


Note G -Concentrations

     In 2000, 2001 and 2002, sales to one customer represented approximately 32.7%, 33.6% and 32.6% of combined net sales. In each of the six month periods ended June 30, 2002 and 2003 sales to one customer represented 36.6% and 11.2% of combined net sales.

     The Group has sourced certain products from single suppliers. However, to lessen the risks of offshore manufacturing, the Group maintained substantial inventories of long-lead-time items and continually evaluated alternative supply sources.



                                  Exhibit 99.1
                                   (Continued)

                   AUDIO BUSINESS GROUP OF RECOTON CORPORATION

                     NOTES TO COMBINED FINANCIAL STATEMENTS
         (INFORMATION AS AT JUNE 30, 2003 AND FOR THE SIX MONTH PERIODS
                   ENDED JUNE 30, 2002 AND 2003 IS UNAUDITED)
                             (DOLLARS IN THOUSANDS)


Note H -Transactions with Recoton and Its Other Subsidiaries

     Transactions with Recoton and its other subsidiaries are as follows:


                                                                              Six Month
                                                     December 31,            Ended June 30,
                                                ------------------------   ---------------
                                                 2000     2001     2002     2002     2003
                                                ------   ------   ------   ------   -----

  Sales to Recoton and its other subsidiaries   $2,871   $2,381   $4,143   $1,472   $  470
  Allocated operating costs and expenses from
     Recoton                                     7,356    7,508    8,398    4,526    1,894
  Interest expense on intercompany borrowings    2,431    1,707    1,277      993        4




                                  Exhibit 99.1
                                   (Continued)